Exhibit 99.1

Newtek Business Services Reports Second Quarter 2007

Outperforms Second Quarter Guidance

Highlights for Second Quarter 2007:

•	Three key Business Segments (Electronic Payment Processing, Web Hosting, and SBA Lending) met or beat our Q2 2007 earnings guidance

•	Electronic Payment Processing revenues increased 24% over Q2 2006

•	Web Hosting revenues increased 19% over Q2 2006

•	Small Business Lending revenues increased 11% over Q2 2006

•	Electronic Payment Processing and Small Business Lending EBITDA increased by 21% and 18% respectively vs. Q2 2006

•	Three key Business Segments achieved EBITDA of $4.2 million for Q2 2007

New York, N.Y. – August 9, 2007 – Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small and medium-sized business market, announced today that it reported a loss before income taxes and discontinued operations for the second quarter of 2007 of $2.8 million, which was less of a loss than previously forecasted of $4.5 – $4.1 million.

Total consolidated revenues were $23.4 million which was higher than previously given guidance of $22.7 – $23.2 million. The Company outperformed or met previous guidance of revenues, pretax net income and EBITDA across its Electronic Payment Processing, Web Hosting, and Small Business Lending operating segments. Our losses from the CAPCO segment were $3.3 million, a majority of which is the result of non-cash expenses. As previously reported, these losses from the CAPCO segment will continue to decline over time. As of today, we are improving our consolidated annual guidance.

CEO and Chairman Barry Sloane said, “We are very pleased that the company was able to outperform previously established company guidance in its three key operating segments. Despite a clearly apparent softening in the economy and overall business climate, its great to see our three key business service segments (Electronic Payment Processing, Web Hosting, and SBA Lending) outperform our guidance and grow at a double digit rate as compared to 2006.

The company continues to maintain a strong cash and U.S. Treasury position of $40 million at the end of Q2, while the company paid off $4.7 million of debt during the first 6 months of 2007.

We are also very happy with the current position and credit posture of our small business lending operation. While many lenders today (bank, non-bank, hedge fund) are troubled by liquidity, performance and concerns of being over levered, Newtek made a concerted effort over the past two years not to chase the lending market and short term profits. We tightened our lending criteria at the expense of loan volume and believe we are extremely well positioned to take advantage of what may be a major downward move in the credit cycle. Our lender is under leveraged at 46% of its collateral value, has appropriate loan loss reserves of 8.7% of its portfolio and has significant capacity in its existing bank loan facility with GE with two years remaining to maturity. We do not rely on capital markets or structured finance exits to run our lending business which, in today’s market, we believe is a very positive development.

Lastly, our Lender’s originated loan cumulative historic loss rate of 2.8% is below the national SBA average of 6.2%. We do believe with seasoning, however, our originated portfolio’s loss rate will rise towards, but not exceed, the market average. Our hats and gratitude go out to our lending management team for its leadership and positioning in a vital but cyclical business for Newtek”.

Newtek has posted a PowerPoint presentation on its website, www.newtekbusinessservices.com which will help investors follow along at the shareholder conference call scheduled for 4:15 p.m., August 9, 2007. The conference call will be accessible via a toll free number by dialing 1-866-713-8563 and providing the pass code 75162299. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcast over the internet through Newtek’s website at www.newtekbusinessservices.com. To listen to the call live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call. The online archive of the web cast will be available for ninety days following the call.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

2007 Second Quarter – Actual Results

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	13.070	0.865	1.307
Web Hosting	3.950	0.999	1.830
SBA Lending	2.609	0.217	1.088
CAPCO	1.720	(3.333)
All Other	2.188	0.199
Corporate Activities	1.106	(1.765)
Interco Eliminations	(1.232)
Total	23.411	(2.818)

Six Months Ended June 30, 2007 – Actual Results

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	25.627	1.704	2.594
Web Hosting	7.838	2.023	3.640
SBA Lending	4.924	0.210	1.917
CAPCO	3.356	(6.872)
All Other	3.707	(0.173)
Corporate Activities	2.232	(3.776)
Interco Eliminations	(2.464)
Total	45.220	(6.884)

2007 Segment Guidance Third Quarter

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	14.1-14.3	0.9-1.0	1.3-1.4
Web Hosting	4.0-4.1	0.4-0.6	1.3-1.5
SBA Lending	2.5-2.6	(0.1)-0.0	0.8-0.9
CAPCO	1.6-1.7	(4.0)-(4.0)
All Other	1.1-1.2	(0.8)-(0.7)
Corporate Activities	1.2-1.2	(1.5)-(1.5)
Interco Eliminations	(1.1)-(1.1)
Total	23.4-24.0	(5.1)-(4.6)

2007 Segment Guidance Fourth Quarter

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	15.4-15.6	1.0-1.2	1.5-1.6
Web Hosting	4.1-4.2	0.8-1.0	1.7-1.9
SBA Lending	2.9-3.0	0.3-0.5	1.2-1.4
CAPCO	1.6-1.7	(4.0)-(4.0)
All Other	1.2-1.3	(0.8)-(0.7)
Corporate Activities	1.2-1.2	(1.5)-(1.5)
Interco Eliminations	(1.1)-(1.1)
Total	25.3–25.9	(4.2)-(3.5)

2007 Annual Segment Guidance

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	55.1-55.5	3.6-3.9	5.4-5.6
Web Hosting	15.9-16.1	3.2–3.6	6.6-7.0
SBA Lending	10.3-10.5	0.4-0.7	3.9-4.2
CAPCO	6.6-6.8	(14.9)-(14.9)
All Other	6.0-6.2	(1.8)-(1.6)
Corporate Activities	4.6-4.6	(6.8)-(6.8)
Interco Eliminations	(4.7)-(4.7)
Total	93.8-95.0	(16.3)-(15.1)

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2007 AND DECEMBER 31, 2006

(In Thousands, except for Per Share Data)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$28,015	$26,685
Restricted cash	8,966	11,275
U.S. Treasury notes	2,950	5,016
Asset held for sale	—	1,530
Credits in lieu of cash	99,054	106,425
SBA loans held for investment (net of reserve for loan losses of $2,598 and $2,332, respectively)	25,998	27,746
Accounts receivable (net of allowance of $352 and $23, respectively)	5,301	1,568
SBA loans held for sale	2,363	1,786
Accrued interest receivable	517	519
Investments in qualified businesses - cost method investments	504	542
Investments in qualified businesses - held to maturity debt investments	1,919	5,301
Prepaid and structured insurance	16,118	17,497
Prepaid expenses and other assets (net of accumulated amortization of deferred financing costs of $1,178 and $832, respectively)	6,820	7,682
Servicing assets (net of accumulated amortization of $2,561 and $2,081, respectively)	3,016	2,991
Fixed assets (net of accumulated depreciation and amortization of $5,336 and $4,065, respectively)	4,706	4,458
Intangible assets (net of accumulated amortization of $7,637 and $5,919, respectively)	8,034	9,141
Goodwill	13,055	10,575

Total assets	$227,336	$240,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$10,242	$8,509
Notes payable	5,964	10,651
Bank notes payable	16,696	16,391
Deferred revenue	2,379	2,761
Notes payable in credits in lieu of cash	82,400	86,332
Deferred tax liability	21,734	24,428

Total liabilities	139,415	149,072

Minority interest	5,246	4,596

Commitments and contingencies
Shareholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, issued and outstanding 35,910 and 35,479 not including 583 shares held in escrow and 473 shares held by affiliate)	718	710
Additional paid-in capital	55,858	54,949
Retained earnings	26,177	31,464
Treasury stock, at cost (44 and 32 shares at June 30, 2007 and December 31,2006, respectively)	(78)	(54)

Total shareholders’ equity	82,675	87,069

Total liabilities and shareholders’ equity	$227,336	$240,737

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(In Thousands, except for Per Share Data)

	Three Months ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Electronic payment processing	$13,013	$10,510	$25,530	$19,942
Web hosting	3,943	3,310	7,820	6,474
Interest income	1,546	1,923	3,038	3,336
Income from tax credits	1,320	2,022	2,621	3,280
Premium income	797	763	1,513	1,377
Servicing fee	496	487	940	986
Insurance commissions	207	188	445	432
Other income	2,089	223	3,313	745

Total revenue	23,411	19,426	45,220	36,572
Expenses:
Electronic payment processing costs	9,654	7,555	18,624	14,462
Consulting, payroll and benefits	5,224	4,075	10,737	8,121
Interest	3,614	4,577	7,336	8,885
Professional fees	2,183	1,874	4,002	3,928
Depreciation and amortization	1,803	1,527	3,531	2,882
Insurance	873	840	1,686	1,703
Provision for loan losses	205	235	372	354
Other general and administrative costs	2,729	2,300	5,996	4,659

Total expenses	26,285	22,983	52,284	44,994
Loss from continuing operations before minority interest, benefit for income taxes, and discontinued operations	(2,874)	(3,557)	(7,064)	(8,422)
Minority interest	56	97	180	330

Loss from continuing operations before benefit for income taxes and discontinued operations	(2,818)	(3,460)	(6,884)	(8,092)
Benefit for income taxes	717	1,114	2,089	2,721

Loss from continuing operations before discontinued operations	(2,101)	(2,346)	(4,795)	(5,371)
Discontinued operations, net of taxes	(286)	59	(491)	356

Net loss	$(2,387)	$(2,287)	$(5,286)	$(5,015)

Weighted average common shares outstanding:
Basic and diluted	35,720	34,696	35,868	34,765
Loss per share from continuing operations:
Basic and diluted	$(0.06)	$(0.07)	$(0.13)	$(0.15)
(Loss) income per share from discontinued operations, net of taxes:
Basic and diluted	(0.01)	0.00	(0.02)	0.01

Basic and diluted loss per share	$(0.07)	$(0.07)	$(0.15)	$(0.14)